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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 10, 1994


                     EAGLE FINANCIAL CORP.
   ____________________________________________________________
     (Exact name of registrant as specified in its charter)


Delaware                   0-15311                    06-1194047
_____________________________________________________________________
(State or other         (Commission                 (IRS Employer
jurisdiction of         File Number)             Identification No.)
incorporation)


222 Main Street, P.O. Box 1157, Bristol, Connecticut              06010
_________________________________________________________________________
(Address of principal executive office)                        (Zip Code)


Registrant's telephone number, including area code:  (203) 589-4600


                           Not Applicable
   _____________________________________________________________
   (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

        Effective June 10, 1994, Eagle Federal Savings Bank ("Eagle"), a wholly-owned subsidiary of Eagle Financial Corp., entered into a Purchase and Assumption Agreement (the "Agreement") with the Federal Deposit Insurance Corporation("FDIC"), as receiver of The Bank of Hartford, Inc., Hartford, Connecticut (the "Bank of Hartford"). A copy of the Agreement is attached at Exhibit 2(a) hereto and is incorporated herein by reference.

        The assets of the Bank of Hartford acquired include $30.4 million of cash and other amounts due from banks, $76.4 million of investment securities, substantially all of which are U.S. Treasury and agency securities, $80.5 million of primarily one- to four-family residential mortgage loans and $1.7 million of other assets, primarily accrued interest receivable on the purchased loans. In addition, Eagle assumed approximately $275.0 million of deposit accounts and $1.0 million of other liabilities, primarily accrued interest payable on deposits. The FDIC has advanced $72.3 million in cash to Eagle in partial settlement of the difference between the amount of deposit and other liabilities assumed and assets purchased by Eagle, less the $8.7 million premium paid by Eagle in the transaction. The initial cash payment received by Eagle from the FDIC was based on the June 10, 1994 balances of assets acquired and liabilities assumed, and is subject to adjustment.

        The assets purchased and liabilities assumed in the Bank of Hartford transaction are subject to adjustment up to the Settlement Date, as described below, to reflect the actual "book value" of the assets and liabilities acquired. As defined in the Purchase and Assumption Agreement, "book value" means, with respect to any acquired asset and any liability assumed, the dollar amount stated on the accounting records of the Bank of Hartford as of June 10, 1994 (the "Closing Date") after adjustment by the FDIC for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections. Without limiting the generality of the foregoing, (i) book value of a liability includes all accrued and unpaid interest thereon as of the Closing Date, and (ii) the book value of a loan reflects all adjustments for earned or unearned interest, if any, as of the Closing Date, and adjustments for the portion of earned or unearned loan related credit life and/or disability insurance premiums, if any, attributable to the Bank of Hartford, as of the Closing Date. No adjustment to the book value of any asset will be made for any loan premiums, discounts or any related deferred income or fees, or general or specific loan loss reserves on the records of the Bank of Hartford as of the Closing Date. As to securities acquired, the book value of the securities as of the date of acquisition are subject to adjustment of their fair market value as of such date.

        On March 7, 1995, or on such earlier date as the FDIC and Eagle may agree, or such later date as the FDIC may establish (the "Settlement Date"), the FDIC will pay Eagle, or Eagle will pay the FDIC, as the case may be an amount which reflects the net adjustments of the assets and liabilities acquired and certain other adjustments (including any costs, expenses and fees associated with certain determinations of value) as provided in the Purchase and Assumption Agreement, plus accrued interest.

        The Purchase and Assumption Agreement contemplates that certain additional adjustments may be made in connection with the settlement process. The FDIC has the right to repurchase certain loans deemed essential to its role as receiver, including loans to officers, directors and affiliates of the Bank of Hartford, loans related to investigations or litigation by the receiver, and loans secured by collateral that also secures assets owned by the receiver. For a period of one year after the Closing Date, Eagle may require the FDIC to repurchase any loan acquired from the Bank of Hartford which is evidenced by forged or stolen instruments. Such repurchase obligation does not extend to loans pursuant to an overdraft protection plan or to loans which Eagle has advanced additional funds, modified or sold to a third party.

        In connection with the transaction, Eagle acquired an option to acquire or lease the Bank of Hartford's seven banking offices.
The Bank of Hartford's seven banking offices are located in the towns of Hartford (2), Avon, Bloomfield, Cromwell, Rocky Hill and
West Hartford.
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        The FDIC has generally agreed to indemnify Eagle against all costs, losses, liabilities, and expenses, including legal fees, incurred in connection with certain third party claims that may be brought against Eagle based on liabilities of the Bank of Hartford that were not assumed by Eagle under the Purchase and Assumption Agreement. Such indemnification would include, for example, claims based on the rights of any creditor of the Bank of Hartford with respect to indebtedness or other obligations of claims based on any action or inaction by directors, officers, employees or agents of the Bank of Hartford prior to the acquisition claims based on the determination of insolvency and the closing of the Bank of Hartford, and claims based on the execution and consummation of the Purchase and Assumption agreement. Eagle has agreed to indemnify the FDIC against certain costs, losses, liabilities and expenses, including legal fees, incurred in connection with certain third party claims that may be brought against the FDIC based on liabilities of the Bank of Hartford that were assumed by Eagle under the Purchase and Assumption Agreement or based on any liability or obligation of Eagle with respect to purchased assets and assumed liabilities under the terms of the Purchase and Assumption Agreement.

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Item 7.  Financial Statements and Exhibits.

        a.    Financial Statements of Businesses Acquired

                   It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

        b.    Pro Forma Financial Information.

                   It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

        c.    Exhibits

              No. 2 Purchase and Assumption Agreement dated as of June
        10, 1994
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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Eagle Financial Corp.
                                           (Registrant)



                                            /s/ Ralph T. Linsley
                                            _____________________
                                            Ralph T. Linsley
                                            President and Chief Executive
                                              Officer

Attest:



 /s/ Mark J. Blum
 _____________________
 Mark J. Blum
 Vice President and
   Chief Financial Officer



Date: June 24, 1994
      ___________________




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                             EXHIBIT INDEX

   EXHIBITS                                                       PAGE

   No.  2         Purchase and Assumption Agreement dated as
                  of June 10, 1994

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